UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 07, 2024

Everbridge, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37874	26-2919312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Corporate Drive Suite 400
Burlington, Massachusetts		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 230-9700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EVBG	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Accounting Officer

On March 7, 2024, Everbridge, Inc. (“Everbridge” or the “Company”) appointed Shirley Devlin-Lebow as Chief Accounting Officer of the Company, effective March 25, 2024.

Ms. Devlin-Lebow, age 50, joins the Company from Legends where she served as Chief Accounting Officer from April 2022 to March 2024. Prior to joining Legends, Ms. Devlin-Lebow served as Chief Accounting Officer of Zix Corporation from April 2021 to March 2022, as the Vice President of Accounting at RealPage, Inc. from September 2018 through May 2021, as Director of Financial Reporting and Technical Accounting at Forterra, Inc. from March 2015 to July 2018 and as Director of Technical Accounting at Weatherford International, plc from February 2014 to March 2015. Ms. Devlin-Lebow holds a Bachelor of Business Administration in Accounting and a Master of Science in Accounting from Texas A&M University. She is also a certified public accountant in the State of Texas.

Ms. Devlin-Lebow does not have any family relationships with any of the Company’s directors or executive officers, is not a party to any transactions of the type that would be required to be reported under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and was not appointed pursuant to any arrangement or understanding with any other person.

In connection with Ms. Devlin-Lebow’s appointment, the Company entered into an employment agreement with Ms. Devlin-Lebow on March 7, 2024 (the “Employment Agreement”). The material terms of the Employment Agreement are as follows: (i) an initial base salary of $300,000 per year; (ii) a one-time sign-on bonus of $50,000 repayable by Ms. Devlin-Lebow if she voluntarily resigns or is terminated for “cause” during the twelve (12) month period following her first day of employment; (iii) eligibility for an annual, performance-based cash bonus with a target bonus percentage of 40% of her base salary, pro-rated for 2024; and (iv) eligibility to participate in the Company’s executive severance plan and other employee benefit, welfare and other plans, as may be maintained by the Company from time to time, on the same basis as generally available to other similarly-situated executives of the Company.

In addition, pursuant to the Employment Agreement, the Company will grant Ms. Devlin-Lebow an initial grant of 20,000 Company RSUs. It is anticipated that the RSUs will be granted in the second quarter of 2024, subject to Ms. Devlin-Lebow being an employee of the Company on the date of grant. The Company RSUs will vest over four years with 25% vesting after year one and quarterly thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everbridge, Inc.

Date:	March 7, 2024	By:	/s/ David J. Wagner
David J. Wagner President and Chief Executive Officer